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                                                                 Exhibit 10.12.2

                             [LETTERHEAD] PAREXEL

PRIVATE & CONFIDENTIAL

Barry Philpott
Golden Glades
Great Bois Wood
Chesam Bois
Amersham
BUCKS HP6 5NJ

15th November 2000

Dear Barry:

This letter serves to confirm our discussions earlier this year regarding the change in your role and additional amendments to your terms and conditions.

Your appointment as President, Contract Research Services became effective on 1st April 2000. As you are aware the salary and MIP increases associated with your role change have already been implemented.

We also discussed changes in your notice period and I have set these out below.

I can confirm that the Company will give 12 months' prior written notice of its intention to terminate your employment for any reason whatsoever, except in the circumstance of gross misconduct. In the event that you wish to terminate your employment you are required to give 12 months' written notice of your intention so to do.

In the event that the Company serves notice to terminate your employment, then the Company may at its absolute discretion require you not to attend work or not to undertake all your duties during all or part of your notice period, provided always that the Company shall continue to pay your salary and contractual benefits and/or make a payment in lieu of notice. For the avoidance of doubt this payment would include the value of any benefits including your target payment under the MIP scheme, or holiday entitlement which would have accrued had you been employed to the end of the notice period.

Again, for the avoidance of doubt, the provisions of the Change Control Agreement remain unaltered.

It has come to my attention that you have not signed a Key Employee Agreement. As you know this is a requirement of all senior employees of the Company and it is attached for
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your review and signature. Please return a signed copy to Julia Ronde in the UK
HR department.

I wish to thank you for your valued contribution and look forward to continuing our long and rewarding association.

Yours sincerely,

/s/ Josef H. von Rickenbach

Josef H. von Rickenbach
President, Chief Executive Officer and Chairman
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Encl: Key Employee Agreement